Exhibit d.3

FORM OF SENIOR UNSECURED NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE COMPANY, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1),(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY.

8.75% Senior Note

No.	$

SOLAR CAPITAL LTD.

promises to pay to                              or registered assigns, the principal sum of          DOLLARS on             ,         .

Interest Payment Dates:                     ,                     ,                     , and

Record Dates:                     ,                     ,                     , and

Dated:             , 20

SOLAR CAPITAL LTD.

By:
Name:
Title:

SOLAR CAPITAL LTD.

8.75% Senior Note

Capitalized terms used herein have the meanings assigned to them in the Note Agreement referred to below unless otherwise indicated.

1. INTEREST.

Solar Capital Ltd., a Maryland corporation (the “Company”), promises to pay interest on the principal amount of this Note at 8.75% per annum from             , 20     until maturity payable quarterly in arrears on                     ,                     ,                      and                      of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing default in the payment of interest, and if this Note is issued between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be             , 20    . The Company will pay interest on overdue principal and premium, if any, from time to time on demand at a rate that is equal to the rate then in effect to the extent lawful; it will pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. During the continuance of an Event of Default (as such term is defined in the Credit Agreement) under the Credit Agreement, additional interest of 2.00% per annum payable in kind will accrue on the Notes. The Company may withhold from any amounts payable under this Note such U.S. Federal, state, local and foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

2. METHOD OF PAYMENT.

The Company will pay interest on this Note (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the                     ,                     ,                      and                      next preceding the Interest Payment Date. Interest not punctually paid will be paid to the persons who are registered Holders as of the close of business on a record date so designated by the Company. The Holder must surrender this Note to the Company to collect payment of principal. The Company may pay principal and interest by a check and mailed to the Holder’s registered address; provided that payment by wire transfer of immediately available funds may be paid by the Company with respect to principal of and interest and premium, if any, on all Notes the Holders of which will have provided wire transfer instructions to the Company.

3. NOTE AGREEMENT.

This Note is one of a duly authorized issue of Notes of the Company designated as its 8.75% Senior Notes (the “Notes”), issued under a Note Agreement dated as of             , 2010 (the “Note Agreement”), among the Company and the several investors party thereto. This Note is subject to all such terms, and the Holder of this Note is referred to the Note Agreement. Capitalized terms used herein without definition have the respective meanings ascribed to them in the Note Agreement. The Notes are senior unsecured obligations of the Company limited to $125,000,000 aggregate principal amount.

4. OPTIONAL REDEMPTION.

The Company may, at its option, at any time and from time to time redeem all or any part of the Notes (in a minimum principal amount of $100,000 and otherwise in multiples of $10,000 in excess thereof) on any date prior to maturity upon delivery of the notice as set forth in Section 3.03 of the Note Agreement at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

5. MANDATORY REDEMPTION.

In the event that the Company issues any Senior Unsecured Notes other than the Notes issued pursuant to the Note Agreement, then the Company, shall either (a) apply the Net Proceeds therefrom to redeem all or part of the Notes at a redemption price equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the redemption date or (b) make an Offer to Purchase in accordance with paragraph 7(b) of this Note.

6. NOTICE OF REDEMPTION.

Notice of redemption will be delivered at least five days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed.

7. REPURCHASE AT THE OPTION OF THE HOLDER.

(a) If there is a Change of Control, the Company will be required to make a Change of Control Offer to each Holder to repurchase all or any part of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will deliver a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Note Agreement.

(b) In the event that the Company issues any Senior Unsecured Notes other than the Notes issued pursuant to the Note Agreement, then the Company, shall either redeem the Notes in accordance with paragraph 5 of this Note or commence the Offer to Purchase to purchase the maximum amount of Notes that may be purchased out of the Net Proceeds in accordance with the procedures set forth in the Note Agreement.

8. TRANSFER, EXCHANGE.

A Holder may register the transfer of or exchange Notes in accordance with the Note Agreement. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed by law or permitted by the Note Agreement.

9. PERSONS DEEMED OWNERS.

The registered Holder of a Note may be treated as the owner of such Note for all purposes.

10. UNCLAIMED MONEY.

If money for the payment of principal or interest remains unclaimed for two years, the Holders entitled to money must look to the Company for payment as general creditors unless an abandoned property law designates another person.

11. AMENDMENT, SUPPLEMENT, WAIVER.

Subject to certain exceptions set forth in the Note Agreement, the Note Agreement or the Notes may be amended or supplemented with the consent of the Majority Holders and any past default or compliance with any provision may be waived in a particular instance with the consent of the Majority Holders.

12. DEFAULTS AND REMEDIES.

An “Event of Default” shall mean one of the following events: (i) default in the payment of interest on the Notes when it becomes due and payable, and continuance of such default for a period of 30 days; (ii) default in the payment of principal of, or premium, if any, on the Notes, as and when the same become due, either at stated maturity, upon redemption, or otherwise; (iii) default or breach in the performance or breach of any covenant in the Notes or the Note Agreement, and continuation of such default or breach for a period of 60 days after Holders of at least 25% in principal amount of the Notes have given written notice to the Company specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”; (iv) a default on any indebtedness (including judgment debt), which default results in the acceleration of Indebtedness in an amount in excess of $50.0 million; without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, for a period of 30 days or more after written notice thereof by Holders of at least 25% in aggregate principal amount of the outstanding Notes; (v) the entry of an order for relief against the Company or any of its Subsidiaries under Bankruptcy Law by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging the Company or such Subsidiary a bankrupt or insolvent under any other applicable federal or state law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Subsidiaries under Bankruptcy Law or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any of its Subsidiaries, or of any substantial part of their respective property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; (vi) the consent by the Company or any of its Subsidiaries to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company or any of its Subsidiaries of a petition or answer or consent seeking reorganization or relief under Bankruptcy Law or any other applicable federal or state law, or the consent by them to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or such Subsidiary or of any substantial part of their respective property, or the making by it of an assignment for the benefit of creditors, or the admission by them in writing of their inability to pay their debts generally as they become due, or the taking of corporate action by the Company or such Subsidiary in furtherance of any such action; or (vii) Solar Capital Partners no longer is the investment manager of the Company.

The notice given pursuant to this paragraph 12 must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” When a default is cured, it ceases.

If an Event of Default, other than an Event of Default pursuant to clause (v) or (vi) has occurred and has not been cured or waived, then the Holders of not less than 25% in principal amount of the Notes may declare the entire principal amount of, and any accrued and unpaid interest on, the Notes to be immediately due and payable. Any such acceleration may be cancelled by Majority Holders if all Events of Default have been cured or waived. If an Event of Default of the type described in clause (v) or (vi) has occurred, the entire principal amount of, and any accrued and unpaid interest on, the Notes shall become immediately due and payable without any declaration or any act of any Holder.

13. NO RECOURSE AGAINST OTHERS.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Note Agreement or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note, by accepting this Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

14. NOTE AGREEMENT TO CONTROL.

In the case of any conflict between the provisions of this Note and the Note Agreement, the provisions of the Note Agreement shall control.

15. GOVERNING LAW.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE NOTE AGREEMENT AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Note Agreement. Requests may be made to:

Solar Capital Limited
500 Park Avenue, 5th Floor
New York, New York 10022
Attention:

TRANSFER NOTICE

This Transfer Notice relates to $         principal amount of the [    ]% Senior Notes of Solar Capital Ltd., a Maryland corporation, held by                      (the “Transferor”).

(I) or (we) assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. no.)

and irrevocably appoint                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Date:

Signature Guarantee**:

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW

(1)	☐ to the Company; or

(2)	☐ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)	☐ pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

(4)	☐ to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, that has furnished to the Company a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Company)); or

(5)	☐ pursuant to another available exemption from the registration requirements of the Securities Act of 1933; or

(6)	☐ pursuant to an effective registration statement under the Securities Act of 1933.

Unless one of the boxes is checked, the Company will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Company may require, prior to registering any such transfer of the Notes such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”):

(7)	☐ The transferee is an Affiliate of the Company.

Signature

Date

Signature Guarantee**

**	Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
[Signature of executive officer of purchaser]
Name:
Title: